EXHIBIT 99

Securities & Exchange Commission
Washington, D.C. 20549

      Arthur Andersen LLP, our independent public accountants, has represented to us that their audit of the consolidated financial statements of USFreightways Corporation and subsidiaries, incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, was subject to Andersen's quality control system for the U.S. accounting and auditing practice to provide reasonable assurance that the engagement was conducted in compliance with professional standards; and that there was appropriate continuity of Arthur Andersen personnel working on the audit, availability of national office consultation, and availability of personnel at foreign affiliates of Arthur Andersen to conduct the relevant portions of the audit.

                                 USFreightways Corporation


                                 By:      /s/ CHRISTOPHER L. ELLIS
                                    ------------------------------------
                                            Christopher L. Ellis
                                     Senior Vice President, Finance and
                                           Chief Financial Officer